VOYAGEUR INTERMEDIATE TAX FREE FUNDS
Registration No. 811-04364
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Intermediate Tax Free Funds (the ?Trust?), on behalf of Delaware Tax-Free Minnesota Intermediate Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust;  and (ii)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (ii)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (ii)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The Joint Special Meeting of Shareholders of the Trust was adjourned to April 21, 2015 and May 12, 2015 for the proposals to: (i) approve the implementation of a new ?manager of managers? order for the Fund; and (ii) to revise the fundamental investment restriction relating to lending for the Fund.

The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 5,414,400.958
Percentage of Outstanding Shares 59.626%
Percentage of Shares Voted 99.242%
Shares Withheld 41,349.806
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted 0.758%

Ann D. Borowiec
Shares Voted For 5,402,723.958
Percentage of Outstanding Shares 59.498%
Percentage of Shares Voted 99.028%
Shares Withheld 53,026.806
Percentage of Outstanding Shares 0.584%
Percentage of Shares Voted 0.972%

Joseph W. Chow

Shares Voted For 5,413,849.958
Percentage of Outstanding Shares 59.620%
Percentage of Shares Voted 99.232%
Shares Withheld 41,900.806
Percentage of Outstanding Shares 0.461%
Percentage of Shares Voted 0.768%

Patrick P. Coyne

Shares Voted For 5,414,400.958
Percentage of Outstanding Shares 59.626%
Percentage of Shares Voted 99.242%
Shares Withheld 41,349.806
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted 0.758%

John A. Fry

Shares Voted For 5,411,577.958
Percentage of Outstanding Shares 59.595%
Percentage of Shares Voted 99.190%
Shares Withheld 44,172.806
Percentage of Outstanding Shares 0.486%
Percentage of Shares Voted 0.810%

Lucinda S. Landreth

Shares Voted For 5,402,723.958
Percentage of Outstanding Shares 59.498%
Percentage of Shares Voted 99.028%
Shares Withheld 53,026.806
Percentage of Outstanding Shares 0.584%
Percentage of Shares Voted 0.972%

Frances A. Sevilla-Sacasa

Shares Voted For 5,413,566.958
Percentage of Outstanding Shares 59.617%
Percentage of Shares Voted 99.227%
Shares Withheld 42,183.806
Percentage of Outstanding Shares 0.465%
Percentage of Shares Voted 0.773%

Thomas K. Whitford

Shares Voted For 5,414,400.958
Percentage of Outstanding Shares 59.626%
Percentage of Shares Voted 99.242%
Shares Withheld 41,349.806
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted 0.758%

Janet L. Yeomans

Shares Voted For 5,410,129.958
Percentage of Outstanding Shares 59.579%
Percentage of Shares Voted 99.164%
Shares Withheld 45,620.806
Percentage of Outstanding Shares 0.502%
Percentage of Shares Voted 0.836%

J. Richard Zecher

Shares Voted For 5,413,005.958
Percentage of Outstanding Shares 59.611%
Percentage of Shares Voted 99.217%
Shares Withheld 42,744.806
Percentage of Outstanding Shares 0.471%
Percentage of Shares Voted 0.783%

2.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Intermediate Tax Free Funds
Shares Voted For 3,203,440.214
Percentage of Outstanding Shares 35.278%
Percentage of Shares Voted 58.717%
Shares Voted Against 60,955.137
Percentage of Outstanding Shares 0.671%
Percentage of Shares Voted 1.117%
Shares Abstained       109,748.413
Percentage of Outstanding Shares     1.209%
Percentage of Shares Voted      2.012%
Broker Non-Votes       2,081,607.000
2.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Intermediate Tax Free Funds
Shares Voted For 3,182,422.012
Percentage of Outstanding Shares 35.046%
Percentage of Shares Voted 58.332%
Shares Voted Against 73,552.978
Percentage of Outstanding Shares 0.810%
Percentage of Shares Voted 1.348%
Shares Abstained        118,168.774
Percentage of Outstanding Shares      1.301%
Percentage of Shares Voted       2.166%
Broker Non-Votes        2,081,607.000
2.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Intermediate Tax Free Funds
Shares Voted For 3,222,543.580
Percentage of Outstanding Shares 35.488%
Percentage of Shares Voted 59.067%
Shares Voted Against 65,725.764
Percentage of Outstanding Shares 0.724%
Percentage of Shares Voted 1.205%
Shares Abstained       85,875.420
Percentage of Outstanding Shares     0.946%
Percentage of Shares Voted      1.574%
Broker Non-Votes       2,081,606.000

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Voyageur Intermediate Tax Free Funds (the ?Registrant?) voted to approve the early conversion of Delaware Tax-Free Minnesota Intermediate Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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